EXHIBIT 99.1

GLOBAL BOATWORKS HOLDINGS, INC. (OTC:GBBT) ENGAGES OUTSIDE CFO-ADVISORY FIRM TO ACCELERATE RESTORING ITS SEC FINANCIAL REPORTING DEFICIENCIES

BALTIMORE MD, Sept. 03, 2021 (GLOBE NEWSWIRE) – via NewMediaWire – Global Boatworks Holdings, Inc. (OTC:GBBT) d/b/a R3 Score Technologies, Inc. (the “Company”), today announced that it has engaged Lang Financial Services, Inc., a private management and CFO-advisory firm, and its principal, Lanny R. Lang, effective September 1, 2021. The Company is a software-as-a-service (SaaS) business solution, tailored for the 1-in-3 Americans living with a criminal history, that provides a more contextualized criminal background report and alternative credit score for use by businesses of all sizes and in every industry.

“Lanny is a senior c-suite executive with over 30 years of CFO-related public company expertise. Lanny will have our full attention and resources and work directly with our new independent accountants, Rosenberg Rich Baker Berman P.A., to accelerate our efforts toward restoring the Company’s SEC financial reporting deficiencies,” said President and Chief Executive Officer Laurin Leonard. “Beyond this focused effort, we look forward to utilizing his valuable perspective and experience to assist us, and our many stakeholders, realize the full potential of R3 Score and reach key organizational goals in 2022.”

Since 1993, LFSI and Mr. Lang, age 63, have been providing CFO-advisory, restructuring, reverse merger, capital structuring, financial process and SEC financial reporting services to early stage and emerging growth companies. Under agreements with LFSI, Mr. Lang is currently CFO of Farmhouse, Inc. and CFO of House of Jane Inc., both OTC listed companies. Mr. Lang started his career with Price Waterhouse (now PWC) in Minneapolis, Minnesota and obtained a BA Degree in Accounting from the University of Northern Iowa.

About Global Boatworks Holdings, Inc. and R3 Score Technologies, Inc.

The Company completed a definitive Share Exchange Agreement with Baltimore, Maryland based R3 Score Technologies, Inc. (“R3 Score”) on September 23, 2020. R3 Score is a software-as-a-service (SaaS) business solution tailored for the 1-in-3 Americans living with a criminal history. R3 Score’s AI-enabled financial software platform uses proprietary data-driven scoring designed to unlock new valuable information about employees and financial services consumers utilizing a multi-factor algorithm based on 11 factors assessing character, capacity, and current choice. R3 Score’s alternative credit score offers more context than traditional criminal background screening tools and/or traditional credit scores for use by businesses of all sizes and in every industry. R3 Score’s products provide decision-makers with more actionable data than what is available on the open market. To learn more about R3 Score, visit www.R3Score.com.

Forward Looking Statements

“The information contained herein may contain “forward-looking statements.” Forward-looking statements reflect our current view about future events. When used in this press release, the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan,” or the negative of these terms and similar expressions, as they relate to us or our management, identify forward-looking statements. Such statements include, but are not limited to, statements contained in this press release relating to the view of management of Global Boatworks Holdings, Inc. concerning its business strategy, future operating results and liquidity and capital resources outlook. Forward-looking statements are based on the Company’s current expectations and assumptions regarding its business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult or impossible to predict. The Company’s actual results may differ materially from those contemplated by the forward-looking statements. They are neither statements of historical fact nor guarantees of assurance of future performance. We caution you therefore against relying on any of these forward-looking statements. Factors or events that could cause the Company’s actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company cannot guarantee future results, levels of activity, performance, or achievements. Except as required by applicable law, including the securities laws of the United States, the Company does not intend to update any of the forward-looking statements to conform these statements to actual results.”

Contact:

Info@R3Score.com

Investor Relations Contact:

TraDigital IR

Kevin McGrath

(646) 418-7002

kevin@tradigitalir.com